Exhibit 3.1

As of December 21, 2010

MATTEL, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I – STOCKHOLDERS

Section 1. Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2. Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, (i) may be called by the Board of Directors or the Chief Executive Officer, and (ii) shall be called by the Chairman of the Board or the Secretary of the corporation at the written request in proper form of one or more stockholders of the corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least twenty (20) percent of the voting power of the issued and outstanding voting stock of the corporation entitled to vote generally for the election of directors (the “requisite percent”) for at least one year prior to the date such request is delivered to the corporation.

In order for a special meeting upon stockholder request (a “stockholder requested special meeting”) to be called, one or more requests for a special meeting (each, a “special meeting request,” and collectively, the “special meeting requests”) must be signed by the stockholders of the corporation (or their duly authorized agents) holding the requisite percent of the voting stock of the corporation and must be delivered to the Secretary at the principal executive offices of the corporation by registered mail, return receipt requested; provided, however, that no stockholder requested special meeting shall be called pursuant to any special meeting request unless one or more special meeting requests relating to such meeting constituting the requisite percent have been delivered to the Secretary in compliance with all of the requirements of this Section 2 within sixty (60) days of the earliest dated special meeting request in respect of such stockholder requested special meeting. The special meeting request(s) shall (i) set forth the name and address, as they appear on the corporation’s books, of each stockholder of the corporation signing such request (or on whose behalf such request is signed) and the beneficial owners, if any, on whose behalf such request is made, (ii) state the specific purpose or purposes of the special meeting, the matter or matters proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) bear the date of signature of each such stockholder (or duly authorized agent) signing the special meeting request, (iv) state the purchase date of each share of stock beneficially owned and intended to be counted in determining whether the shares of the corporation’s stock held by the stockholders making such special meeting request(s) satisfy the requisite percent, and (v) provide a representation by each stockholder signing the special meeting request that (A) the stockholder is a holder of record of the number of shares of stock of the corporation that is attributed to such stockholder in its special meeting request and such stockholder intends to appear in person or by proxy at the stockholder requested special meeting, and (B) the beneficial owner(s) on whose behalf the stockholder is making such special meeting request, if any, beneficially owns the number of shares of stock of the corporation that is attributed to such beneficial owner(s) in the stockholder’s special meeting request. Any requesting stockholder may revoke its special meeting request at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation.

In the event of the delivery, in the manner provided in the previous paragraph, to the corporation of the requisite special meeting request or requests and/or any related revocation or revocations, the corporation may engage nationally recognized independent inspectors for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting the inspectors to perform such review, no special meeting request shall be granted until such date as the independent inspectors certify to the corporation that the requests delivered to the corporation in accordance with this Section 2 represent at least the minimum number of shares held for the minimum amount of time to call such a stockholder requested special meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any request or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these Bylaws and in compliance with the Delaware General Corporation Law. In the case of a stockholder requested special meeting, such meeting shall be held at such date, time and place as shall be provided in the notice of such meeting, and the record date for stockholders entitled to notice of and to vote at such meeting shall be determined in accordance with ARTICLE V, Section 3 hereof; provided that, except as otherwise provided herein or unless a later date is required in order to allow the corporation to file the information required under Item 8 (or any comparable or successor provision) of Schedule 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), if applicable, the date of any stockholder requested special meeting shall be not more than ninety (90) days after (i) the determination of the validity of the special meeting request(s) by the independent inspectors in the manner provided in the previous paragraph or (ii) if no such independent inspectors are engaged to review the validity of one or more special meeting requests, not more than ninety (90) days after the special meeting request is delivered to or received by the Secretary.

Business transacted at any stockholder requested special meeting shall be limited to the purpose(s) stated in the valid special meeting request(s) signed by stockholders holding the requisite percent of the corporation’s voting stock; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any stockholder requested special meeting. If none of the stockholders who submitted a special meeting request appears at or sends a qualified representative to the stockholder requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the corporation need not present such matters for a vote at such meeting.

Except as otherwise provided by law, in the case of a stockholder requested special meeting, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2, and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 2 or the stated business to be brought before the special meeting is a not a proper subject for stockholder action under applicable law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. In addition, a special meeting requested by stockholders shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the special meeting request is delivered to or received by the Secretary and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in such special meeting request. The Board of Directors, in its discretion, also may cancel a special meeting (or, if the special meeting has not yet been called, may direct the Chairman of the Board or the Secretary of the corporation not to call such a meeting) if, at any time after receipt by the Secretary of the corporation of a proper special meeting request, there are no longer valid special meeting requests from stockholders holding in the aggregate at least the requisite percent, whether because of revoked requests or otherwise.

Section 3. Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting, except as otherwise provided herein, in the Certificate of Incorporation or required by law.

When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Except as otherwise required by law, any previously scheduled annual meeting of the stockholders, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders, may be postponed, rescheduled or cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 4. Quorum.

At any meeting of the stockholders, the holders of a majority of the voting power of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

The chairman of the meeting may adjourn any annual or special meeting from time to time, whether or not there is a quorum.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. Organization.

Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President of the corporation, or in his or her absence by a President of a business unit of the corporation, or in his or her absence by the Chief Financial Officer of the corporation, or in his or her absence by a Vice President of the corporation, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6. Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy in accordance with the procedure established for the meeting.

Each holder of common stock shall have one vote for every share of common stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law. In an uncontested election of directors, each nominee to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a majority of votes cast shall mean that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” such nominee’s election. Votes cast shall include votes “for” and “against” a nominee and exclude abstentions with respect to that nominee’s election. In cases where, as of the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting of stockholders, the number of nominees exceeds the number of directors to be elected, each nominee to be elected by stockholders shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

All voting in person at the meeting, except for the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed in accordance with ARTICLE I, Section 13 of these Bylaws.

All questions and other matters submitted to the stockholders (other than the election of directors) shall be determined by a majority of the votes cast, unless otherwise provided by the Certificate of Incorporation, these Bylaws or applicable law or, in the determination of the Board of Directors, the rules or regulations of any stock exchange applicable to the corporation or pursuant to any regulation applicable to the corporation or its securities.

Section 8. Stock List.

The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section or to vote in person or by proxy at any meeting of stockholders.

Section 9. Business Brought Before the Meeting.

At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting or any adjournment thereof (i) by or at the direction of the Board of Directors or any committee thereof, (ii) pursuant to the corporation’s notice of meeting (or any supplement thereto) or (iii) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 9 is delivered to the Secretary of the corporation, who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 9. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (“Public Announcement” means disclosure in a press release, national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act).

A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend, or request the amendment of, the bylaws or Certificate of Incorporation of the corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and beneficial owner, if any, on whose behalf the proposal is made, (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (iv) (A) the class or series and number of shares of the corporation’s capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (v) any material interest of such stockholder and beneficial owner, if any, on whose behalf the proposal is made, in such business, and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal; provided, however, that compliance by such stockholder with the notice provisions and other requirements in this Section 9 shall not create a duty of the corporation to include such stockholder’s business or proposal in the corporation’s proxy statement or proxy, and notwithstanding such compliance the corporation shall retain such discretion as it has to omit such business or proposal from such proxy statement or proxy or both.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining stockholders entitled to vote at the meeting in the case of the update and supplement required to be made as of the record date for determining stockholders entitled to vote at the meeting, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

No business shall be brought before or conducted at an annual meeting (i) except in accordance with the provisions of this Section 9 or (ii) if the stockholder or beneficial owner,

if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) proxies or votes in support of such stockholder’s proposal in contravention of such stockholder’s representation as required by clause (vi) of the second paragraph of this Section 9. The officer of the corporation or other person presiding over the annual meeting shall have the power and duty, if the facts so warrant, to determine and declare to the meeting that business was not properly brought before the meeting or any adjournment thereof in accordance with the provisions of this Section 9 and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or the Chief Executive Officer, or by the Chairman of the Board or the Secretary pursuant to a stockholder’s request in the case of a stockholder requested special meeting.

Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 9; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any separate and additional requirements set forth in this Section 9 applicable to proposals as to any business to be considered pursuant to this Section 9 (other than business properly brought under Rule 14a-8 under the Exchange Act). Compliance with this Section 9 shall be the exclusive means for a stockholder to submit business (other than as provided in the next sentence and included in the corporation’s notice of meeting). This Section 9 shall not apply to (i) nominations of persons for election to the Board of Directors, which is specifically addressed in Section 10, or (ii) any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 10. Nomination for Election to Board.

Only persons who are properly nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders or any adjournment thereof (i) by or at the direction of the Board of Directors or any committee thereof, (ii) pursuant to the corporation’s notice of meeting (or any supplement thereto), or (iii) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 10 is delivered to the Secretary of the corporation, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 10. Such stockholder nominations shall be made pursuant to timely and complete notice in writing to the Secretary of the corporation. For elections at an annual meeting, to be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement (“Public Announcement” is defined in Section 9 herein) of the date of such meeting is first made by the corporation. In the event the corporation calls a special meeting of the stockholders, or the Chairman of the Board or the Secretary calls a stockholder requested special meeting, for the purpose of electing one or more directors to the Board of Directors, a stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice shall be delivered or mailed to and received at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall (a) set forth, as to each person whom such stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the corporation which are owned directly or beneficially by such person, (iv) a statement as to such person’s citizenship, (v) such person’s written consent to serve as a director if elected, (vi) all other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (vii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (b) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) the information required in subsections (iv)(A) through (iv)(I) of the second paragraph of ARTICLE I, Section 9, (iii) a representation (A) that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (B) as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination, and (iv) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (“Exchange Act” is defined in Article I, Section 2); and (c) with respect to each nominee for election or reelection to the Board of Directors, includes the completed and signed questionnaire, representation and agreement required by this Section 10 (as described below). The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation. Compliance by a stockholder with the notice provisions and other requirements in this Section 10 shall not create a duty of the corporation to include the stockholder’s nominee in the corporation’s proxy statement or proxy if the stockholder’s nominee is not nominated by the Board of Directors, and the corporation shall retain any discretion it has to omit the nominee from the corporation’s proxy statement and proxy.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining stockholders entitled to vote at the meeting in the case of the update and supplement required to be made as of the record date for determining stockholders entitled to vote at the meeting, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 10) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements pertaining to directors in these Bylaws, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with the provisions of the corporation’s Board of Directors Amended and Restated Guidelines on Corporate Governance and the corporation’s Code of Conduct that apply to directors of the corporation, and (E) will abide by the requirements of ARTICLE II, Section 3 of these Bylaws.

Notwithstanding anything in this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under the first paragraph of this Section 10 and there is no Public Announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by the corporation.

Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no person shall be eligible for election as a director of the corporation at an annual or special meeting of stockholders of the corporation unless nominated in accordance with the provisions of this Section 10. The officer of the corporation or other person presiding at the meeting shall have the power and duty, if the facts so warrant, to determine and declare to the meeting that a nomination made at the meeting or any adjournment thereof was not made in accordance with the provisions of this Section 10, with law or rules applicable to the meeting, or whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (b)(iii) of this Section 10, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 10 (and compliance with this Section 10 shall be the exclusive means for a stockholder to make nominations). Nothing in this Section 10 shall be deemed to affect any rights (a) of stockholders to request inclusion of nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Section 11. Inspectors of Written Consent.

In the event of the delivery, in the manner provided by ARTICLE V, Section 3(b), to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with ARTICLE V, Section 3(b) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 12. Effectiveness of Written Consent.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with ARTICLE V, Section 3(b), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in ARTICLE V, Section 3(b) and applicable law, and not revoked.

Section 13. Inspector of Elections.

The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE II – BOARD OF DIRECTORS

Section 1. Number and Term of Office.

The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Each director shall hold office until the annual meeting of stockholders next succeeding his election and until his successor is elected and qualified, except as otherwise provided herein or required by law.

The Chairman of the Board of Directors, if there be one, shall be a director and shall serve as Chairman of the Board of Directors at the pleasure of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors. If there shall be no Chairman of the Board of Directors, the Board may designate a director to act in place of a Chairman of the Board of Directors for any purpose.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the sole power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2. Vacancies.

Unless otherwise provided by law or the Certificate of Incorporation, if the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, such vacancy may be filled solely by a majority of the directors remaining in office, although less than a quorum, and the director elected to fill such vacancy shall serve for the unexpired portion of his predecessor’s term and until his successor is elected and qualified.

Section 3. Resignation.

If a nominee for director who is an incumbent director is not elected at a meeting of stockholders at which directors are elected by a majority of the votes cast and no successor has been elected at such meeting, the director shall tender his or her resignation to the Board of Directors promptly following the certification of the election results by the inspector of elections. The Governance and Social Responsibility Committee shall make a recommendation to the Board of Directors as to whether or not to accept the tendered resignation. The Board of Directors shall make the decision as to whether or not to accept the tendered resignation, taking into account the Governance and Social Responsibility Committee’s recommendation. The Board’s decision regarding the tendered resignation, and the rationale behind the decision, shall be disclosed in a Public Announcement (as defined in ARTICLE I, Section 9) within 90 days from the date of the certification of the election results by the inspector of elections. The Governance and Social Responsibility Committee in making its recommendation, and the Board of Directors in making the decision, may consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance and Social Responsibility Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of ARTICLE II, Section 2 or may decrease the size of the Board of Directors pursuant to the provisions of ARTICLE II, Section 1.

Section 4. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 5. Special Meetings.

Special meetings of the Board of Directors may be called by a majority of the directors then in office or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telephone or in person or by facsimile transmission or electronic transmission not less than eighteen hours before the meeting. Unless otherwise provided in the notice thereof, any and all business may be transacted at a special meeting.

Section 6. Quorum.

At any meeting of the Board of Directors, a whole number of directors equal to at least a majority of the total number of the whole board, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

Section 8. Powers.

The Board of Directors may, except as otherwise required by law, exercise all such power and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the corporation with or without cause, from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

(6) To adopt from time to time such bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

(8) To authorize grants of powers of attorney and appoint attorneys-in-fact on behalf of the corporation; and

(9) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the corporation’s business and affairs.

Section 9. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

Section 10. Action without Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings (or electronic transmission or transmissions) are filed with the minutes of the proceedings of the Board or Committee.

ARTICLE III – COMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, including an Executive Committee, with the powers and duties it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect the director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by applicable law, the rules or regulations of any stock exchange applicable to the corporation or pursuant to any other regulation applicable to the corporation or its securities, each committee of the Board of Directors (other than the Executive Committee and the Emergency Management Committee) may have only one member. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Executive Committee.

If the Board of Directors shall designate an Executive Committee, said Committee shall have the following powers:

During the intervals between meetings of the Board of Directors, that Committee shall have all of the powers and duties of the Board of Directors, except as shall have been otherwise provided by the Board of Directors. All action taken by the Executive Committee since the last meeting of the Board of Directors shall be reported to the Board at its next meeting.

During the intervals between meetings of the Executive Committee, the chairman thereof shall have such of the powers and duties of such Committee as shall have been conferred upon him by the Board of Directors or the Committee.

Section 3. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.

Section 4. Emergency Management Committee.

If as a result of a catastrophe or other emergency condition a quorum of any committee of the Board of Directors having power to act in the premises cannot readily be convened and a quorum of the Board of Directors cannot readily be convened, then all the powers and duties of the Board of Directors shall automatically vest and continue, until a quorum of the Board of Directors can be convened, in the Emergency Management Committee, which shall consist of all readily available members of the Board of Directors and two of whose members shall constitute a quorum. The Emergency Management Committee shall call a meeting of the Board of Directors as soon as circumstances permit for the purpose of filling any vacancies on the Board of Directors and its committees and taking such other action as may be appropriate.

ARTICLE IV – OFFICERS

Section 1. Generally.

The officers shall include a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents (who may at the pleasure of the Board of Directors be designated as Senior Vice Presidents, Executive Vice Presidents, Vice Presidents in charge of a particular function such as Vice President-Administration, or merely Vice President), a Secretary, a Treasurer, a Controller, and such assistants to such officers as may from time to time be appointed by the Board of Directors. There may also be the following additional officers of the corporation: a President of the corporation and Presidents of business units of the corporation. The Board of Directors (or the Chief Executive Officer) may appoint such other officers as the business of the corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors or the Chief Executive Officer may from time to time specify.

Officers shall be elected annually by the Board of Directors after every annual meeting of stockholders, provided that the Board of Directors (or the Chief Executive Officer) may, during the period between the annual officer elections made by the Board of Directors, appoint such officers as the business of the corporation may require. Each officer shall hold his office at the pleasure of the Board of Directors and until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

Section 2. Chief Executive Officer.

Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer of the corporation shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors.

The Chief Executive Officer shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

Section 3. Chief Financial Officer.

The Chief Financial Officer shall perform all the duties incident to the office of chief financial officer of a corporation, those duties assigned to him by other provisions of these Bylaws and such other duties as may be assigned to him either directly or indirectly by the Board of Directors, the Executive Committee, the Chief Executive Officer, the President, or as may be provided by law.

Section 4. Presidents.

The President of the corporation, if there is one, shall have such duties and powers as may from time to time be delegated to him by the Board of Directors or by the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, or during the period of a vacancy in that office, he shall act as the Chief Executive Officer of the corporation and shall have the duties and powers such office.

The Presidents of business units of the corporation, if there are any, shall have such duties and powers as may from time to time be delegated to them by the Board of Directors or the Chief Executive Officer.

Section 5. Vice Presidents.

Each of the Vice Presidents shall have such duties and powers as may from time to time be delegated to him by the Board of Directors, by the Chief Executive Officer, or by the President of the corporation.

Section 6. The Treasurer.

The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursement of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation. He shall have such other duties and powers as are commonly incident to this office or are delegated to him by the Board of Directors, by the Chief Executive Officer, or by the President of the corporation.

Section 7. The Secretary.

The Board of Directors shall appoint a Secretary or, at its discretion, more than one Secretary, each of whom shall have such duties and other powers are commonly incident to this office or are delegated to him or her by the Board of Directors, by the Chief Executive Officer, or by the President of the corporation. A Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. A Secretary shall have charge of the corporate books.

Section 8. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision hereof.

Section 9. Removal, Resignation and Vacancies.

Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 10. Action with Respect to Securities of Corporation.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer and the President of the corporation, and each of them, shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

Section 11. Powers of Attorney.

In addition to the ability of the Board of Directors to authorize grants of powers of attorney pursuant to ARTICLE II, Section 8, each officer of the corporation shall have the authority to grant powers of attorney and appoint attorneys-in-fact on behalf of the corporation.

ARTICLE V – STOCK

Section 1. Certificates of Stock.

The shares of stock of the corporation shall be represented by certificates, provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares; provided, further, that any such resolution shall not apply to shares of stock represented by a certificate until such certificate is surrendered to the corporation. Each holder of stock of the corporation that is represented by a certificate shall be entitled to a certificate signed by, or in the name of the corporation by, the Chief Executive Officer, or the President of the corporation or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Signatures required on such certificates may be manually signed by the transfer agent, registrar or officer, or such signatures may be facsimile.

Section 2. Transfer of Stock.

Stock of the corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing the names of the persons from and to whom it was transferred.

Section 3. Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix in advance a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than ten (10) days preceding the date of such meeting of stockholders. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. If the Board of Directors fails to provide proper notice of a meeting of stockholders but notice is waived, the record date for determining stockholders entitled to notice of and to vote at such meeting shall be at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 3(b)). If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend, or any other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock (or uncertificated stock) shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI – INDEMNIFICATION

Section 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or person of whom he or she is the legal representative, is or was a director or officer of the corporation, including when any such director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in ARTICLE VI, Section 2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. All of the rights conferred in this ARTICLE VI to indemnification, advancement of expenses and otherwise, shall be contract rights and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within 20 days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time. Such rights described in the preceding sentence shall vest at the commencement of such director’s or officer’s service to or at the request of the corporation and (x) any amendment or modification of this ARTICLE VI that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to any actual or alleged state of facts, occurrence, action or omission occurring prior to the time of such amendment or modification, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission, and (y) all of such rights shall continue as to any such director or officer who has ceased to be a director or officer of the corporation or ceased to serve at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such director or officer’s heirs, executors and administrators. Notwithstanding any of the foregoing, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

Section 2. Right of Claimant to Bring Suit.

If a claim for indemnification or advancement of expenses under ARTICLE VI, Section 1 is not paid in full by the corporation within thirty days (or, with respect to the advancement of expenses, twenty days) after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Non-Exclusivity of Rights.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE VI, (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, and (ii) cannot be terminated by the corporation, the Board of Directors or the stockholders of the corporation with respect to a person’s service prior to the date of such termination. No repeal or modification of this ARTICLE VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 4. Insurance.

The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. To the extent that the corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 7 of this ARTICLE VI, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

Section 5. Procedures for Indemnification.

To obtain indemnification under this ARTICLE VI, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by independent legal counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by independent legal counsel, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant or (iv) if so directed by the Board, by the stockholders of the corporation. In the event the determination of entitlement to indemnification is to be made by independent legal counsel at the request of the claimant, the independent legal counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change of Control (as hereinafter defined), in which case the independent legal counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

Section 6. Effect and Validity.

If a determination shall have been made pursuant to ARTICLE VI, Section 5 that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to ARTICLE VI, Section 2. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to ARTICLE VI, Section 2 that the procedures and presumptions of this ARTICLE VI are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this ARTICLE VI.

If any provision or provisions of this ARTICLE VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this ARTICLE VI (including, without limitation, each portion of any paragraph of this ARTICLE VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this ARTICLE VI (including, without limitation, each such portion of any paragraph of this

ARTICLE VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7. Employees and Agents.

The corporation may grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation, including when any such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation, to the fullest extent of the provisions of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors and officers of the corporation when and as authorized by appropriate corporate action.

Section 8. Definitions.

For purposes of this ARTICLE VI:

(a) “Change of Control” means (i) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (“Exchange Act” is defined in ARTICLE I, Section 9)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the corporation (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the “Outstanding voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the corporation, (ii) any acquisition by the corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the corporation or any corporation controlled by the corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (a)(iii) of this Section 8; or

(ii) Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) Consummation by the corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the corporation or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individual and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the corporation or all or substantially all of the corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) Approval by the stockholders of the corporation of a complete liquidation or dissolution of the corporation.

(b) “Disinterested Director” means a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(c) “independent legal counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this ARTICLE VI.

ARTICLE VII – NOTICES

Section 1. Notices.

Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

Notwithstanding anything to the contrary set forth in these Bylaws, any notice to stockholders given by the corporation hereunder shall be effective if given by a form of electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (except to the extent prohibited by Section 232(e) of the Delaware General Corporation Law). Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given at the times provided in the Delaware General Corporation Law. Such further notice shall be given as may be required by law.

Without limiting the foregoing, any notice to stockholders given by the corporation may be given by a single written notice to stockholders who share an address if consented to by the stockholders at such address to whom such notice is given. Any such consent shall be revocable by the stockholders by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice as set forth in this ARTICLE VII, Section 1, shall be deemed to have consented to receiving such single written notice.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder, director, officer or agent entitled to notice, or a waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII – MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or the Executive Committee.

Section 2. Corporate Seal.

The Board of Directors shall provide a suitable seal, containing the name of the corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board of Directors or by the Executive Committee, duplicates of the seal may be kept and used by the Treasurer or by any Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4. Fiscal Year.

The fiscal year of the corporation shall terminate at the end of business on December 31 in each year, and the following year shall begin on the next day thereafter.

Section 5. Time Periods.

In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to any event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6. Independent Accountants.

The Board of Directors shall appoint on an annual basis such firm of independent public accountants as it shall deem appropriate to examine the corporation’s financial books and records on at least an annual basis. The appointment of said independent accountants shall, at the next succeeding annual meeting of stockholders be presented to the stockholders of the corporation for ratification. Should the stockholders fail to ratify the appointment by the Board of Directors of said independent public accountants, the Board of Directors shall take the matter under consideration and the vote of the stockholders in that regard shall be deemed advisory in nature.

Section 7. Gender.

Any reference to the masculine gender in these Bylaws shall be construed to mean the feminine gender, as the situation may demand.

ARTICLE IX – AMENDMENTS

Section 1. Amendments.

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the Board of Directors at any meeting or by the stockholders at any meeting.